As filed with the Securities and Exchange Commission on April 20, 2004


                                                     '33 Act File No. 333-104106

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         POST-EFFECTIVE AMENDMENT NO. 3

                        NATIONWIDE LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

       OHIO                                63                      31-4156830
(State or other jurisdiction  (Primary Standard Industrial      (I.R.S. Employer
 of incorporation or           Classification Code               Identification
 organization)                 Number)                           Number)
                   ONE NATIONWIDE PLAZA, COLUMBUS, OHIO 43215
     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            PATRICIA R. HATLER, ESQ.
                                    SECRETARY
                              ONE NATIONWIDE PLAZA
                              COLUMBUS, OHIO 43215
                            TELEPHONE: (614) 249-7111

(Name, address, including zip code, and telephone number, including area code, of agent for service)


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: May 1, 2004.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. [X]

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

================================================================================

GUARANTEED TERM OPTIONS

(In New York and a limited number of other states, Guaranteed Term Options are referred to as Target Term Options)

                   Under Variable Annuity Contracts Issued by

                        NATIONWIDE LIFE INSURANCE COMPANY

                              One Nationwide Plaza
                              Columbus, Ohio 43215

                            Telephone: 1-800-848-6331

                  The date of this Prospectus is April 30, 2004



--------------------------------------------------------------------------------
Certain state insurance laws applicable to these investment options may preclude, or be interpreted to preclude, Nationwide from providing a contractual guarantee in conjunction with the Specified Interest Rate. In such jurisdictions (New York and no more than three other jurisdictions) the investment options are referred to as "Target Term Options" as opposed to "Guaranteed Term Options." DESPITE THIS DISTINCTION IN TERMINOLOGY, NATIONWIDE WILL ADMINISTER ALL OBLIGATIONS DESCRIBED IN THIS PROSPECTUS, REGARDLESS OF THE JURISDICTION, IN PRECISELY THE SAME MANNER. Thus, there will be no difference between the calculation, crediting, and administration of Specified Interests Rates in "Guaranteed Term Options" issued in states permitting a contractual guarantee, and the calculation, crediting, and administration of Specified Interest Rates in "Target Term Options" issued in states not permitting a contractual guarantee.
--------------------------------------------------------------------------------


     THIS PROSPECTUS MUST BE READ ALONG WITH THE APPROPRIATE VARIABLE CONTRACT PROSPECTUS AND THE PROSPECTUSES DESCRIBING THE UNDERLYING MUTUAL FUND INVESTMENT OPTIONS. ALL OF THESE PROSPECTUSES SHOULD BE READ CAREFULLY AND MAINTAINED FOR FUTURE REFERENCE.

         This Prospectus describes investment options referred to as Guaranteed Term Options (GTOs), offered by Nationwide Life Insurance Company (Nationwide), and is accompanied by a copy of Nationwide's latest annual report on Form 10-K for the period ended December 31, 2003. The GTOs are available under certain variable annuity contracts or variable life insurance policies (collectively, "variable contracts") issued by Nationwide. Generally, the variable contracts offered by Nationwide provide an array of underlying mutual fund investment options, to which the contract owner allocates his or her purchase payments. The GTOs are separate, guaranteed interest investment options available under variable contracts.


         GTOs will produce a guaranteed annual effective yield at the Specified Interest Rate SO LONG AS AMOUNTS INVESTED ARE NEITHER WITHDRAWN NOR TRANSFERRED PRIOR TO THE END OF THE GUARANTEED TERM. IN THE EVENT OF A TRANSFER FOR ANY REASON PRIOR TO THE EXPIRATION OF THE GUARANTEED TERM, THE AMOUNT TRANSFERRED WILL BE SUBJECT TO A MARKET VALUE ADJUSTMENT.

         Variable contract prospectuses in which the GTOs are offered describe certain charges and deductions that may apply to the GTOs. A more detailed discussion of these charges and deductions, as they relate to particular variable contracts, is contained in the variable contract prospectuses. The variable contract prospectuses also state what Guaranteed Terms are available. That GTOs are available under a variable contract does not mean all Guaranteed Terms are available. Please refer to the variable contract prospectus for the specific information.

         The minimum amount that may be allocated to a GTO is $1,000 per allocation.

         Nationwide established the Nationwide Multiple Maturity Separate Account, pursuant to Ohio law, to aid in reserving and accounting for GTO obligations. However, all of the general assets of Nationwide are available for the purpose of meeting the guarantees of the GTOs. Amounts allocated to the GTOs are generally invested in fixed income investments purchased by Nationwide. Variable contract owners allocating amounts to a GTO have no claim against any assets of Nationwide, including assets held in the Nationwide Multiple Maturity Separate Account.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         The GTOs described in this Prospectus may not be available in all state jurisdictions and, accordingly, representations made in this Prospectus do not constitute an offering in such jurisdictions.

                                TABLE OF CONTENTS


GLOSSARY.......................................................................1
--------

INFORMATION ABOUT THE GTOS.....................................................2
--------------------------
    GENERAL....................................................................2
    -------
    THE SPECIFIED INTEREST RATE............................ ...................3
    ---------------------------
    THE INVESTMENT PERIOD......................................................4
    ---------------------
    GUARANTEED TERMS...........................................................4
    ----------------
    GTOS AT MATURITY...........................................................5
    ----------------
    A SURRENDER, TRANSFER OR DISTRIBUTION BEFORE MATURITY......................5
    -----------------------------------------------------
        The Market Value Adjustment............................................5
        ---------------------------
        MVA Interest Rates.....................................................6
        ------------------
        The Market Value Adjustment Formula....................................6
        -----------------------------------
    CONTRACT CHARGES...........................................................7
    ----------------
    GTOS AT ANNUITIZATION......................................................8
    ---------------------

NATIONWIDE LIFE INSURANCE COMPANY..............................................8
---------------------------------

INVESTMENTS....................................................................8
-----------

CONTRACTS AND THE DISTRIBUTION (MARKETING) OF THE GTOS.........................8
------------------------------------------------------

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..............................8
-------------------------------------------------

LEGAL OPINION....................................................... ..........9
-------------

EXPERTS........................................................................9
-------

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION...........................9
----------------------------------------------------

APPENDIX.....................................................................A-1
--------

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                              AVAILABLE INFORMATION

Nationwide Life Insurance Company files reports with the Securities and Exchange Commission on Forms 10-Q, 10-K and 8-K.

The public may read and copy these reports at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like Nationwide Life Insurance Company, that file electronically with the SEC (http://www.sec.gov).
--------------------------------------------------------------------------------

                                    GLOSSARY

MVA INTEREST RATE- The rate of interest used in the Market Value formula. Depending on the variable contracts under which the GTO is offered, the interest rate will be the Constant Maturity Treasury (CMT) rates, or interest rate swaps, for maturity durations of 1, 3, 5, 7 and 10 years, as declared regularly by the Federal Reserve Board.

GUARANTEED TERM OPTION (GTO)- An investment option offered under variable contracts that provides a Specified Interest Rate over Guaranteed Terms, so long as certain conditions are met.

GUARANTEED TERM- The period corresponding to a 1, 3, 5, 7 or 10 year GTO. Amounts allocated to a GTO will be credited with a Specified Interest Rate over the corresponding Guaranteed Term, so long as such amounts are not distributed from the GTO prior to the Maturity Date. Because every Guaranteed Term will end on the final day of a calendar quarter, the Guaranteed Term may last for up to 3 months beyond the 1, 3, 5, 7 or 10 year anniversary of the allocation to the GTO.

MARKET VALUE ADJUSTMENT- The upward or downward adjustment in value of amounts allocated to a GTO that are withdrawn from the GTO for any reason prior to the Maturity Date.

MATURITY DATE- The date on which a GTO matures. The date will be the last day of the calendar quarter during or within 30 days after the first, third, fifth, seventh or tenth anniversary on which amounts are allocated to a 1, 3, 5, 7 or 10 year GTO, respectively.

MATURITY PERIOD- The period during which the value of amounts allocated under a GTO may be distributed without any Market Value Adjustment. The Maturity Period will begin on the day following the Maturity Date and will end on the thirtieth day after the Maturity Date.

SPECIFIED INTEREST RATE- The interest rate guaranteed to be credited to amounts allocated to a GTO so long as the allocations are not distributed for any reason prior to the Maturity Date.

SPECIFIED VALUE- The amount of a GTO allocation, plus interest accrued at the Specified Interest Rate, minus surrenders, transfers and any other amounts distributed. The Specified Value is subject to a Market Value Adjustment at all times other than during the Maturity Period.

                           INFORMATION ABOUT THE GTOS

GENERAL

         GTOs are guaranteed interest rate investment options available under certain variable contracts issued by Nationwide. There are five different Guaranteed Terms available: 1 year; 3 years; 5 years; 7 years; and 10 years. A GTO may be purchased using purchase payments made to the contracts, or by using funds transferred from other investment options available in the variable contracts. Not all of the variable contracts issued by Nationwide offer GTOs, nor are GTOs available in every state. If GTOs are available under a variable annuity contract or variable life insurance policy, the prospectus for the variable contract and this prospectus must be read together.

         The guarantees associated with the GTOs are borne exclusively by, and are legal obligations of, Nationwide. The Nationwide Multiple Maturity Separate Account, authorized and created in accordance with Ohio law, was established for the sole purpose of reserving and accounting for assets associated with the GTOs. Its assets are owned by Nationwide. Contract owners with GTOs have no claim against, and maintain no interest in, the assets. Also, contract owners do not participate in the investment experience.

         GTOs provide for a Specified Interest Rate to be credited as long as any amount allocated to a Guaranteed Term is not distributed for any reason prior to the Maturity Date. Note, however, that the Maturity Date may extend for up to 3 months beyond the 1, 3, 5, 7 or 10 year term since every GTO will end on the final day of a calendar quarter.

         Amounts allocated to a GTO will be credited interest at the Specified Interest Rate for the duration of the Guaranteed Term. Specified Interest Rates are declared periodically at Nationwide's sole discretion and available for new allocations typically for one month, but they may be available for longer or shorter periods depending on interest rate fluctuations in financial markets. During this time, any transfer allocation or new purchase payment allocation to a GTO will earn the Specified Interest Rate effective for that Investment Period for the duration of the Guaranteed Term (see "Specified Interest Rates and Guaranteed Terms").

         The Specified Interest Rate will be credited daily to amounts allocated to a GTO to provide an annual effective yield. The Specified Interest Rate will continue to be credited as long as allocations remain in the GTO until the Maturity Date. Any surrenders, transfers or withdrawals for any reason prior to the Maturity Date will be subject to a Market Value Adjustment.


         Nationwide applies the Market Value Adjustment by using the Market Value Adjustment factor, which is derived from the Market Value Adjustment formula. The Market Value Adjustment factor is multiplied by the part of the Specified Value being withdrawn or transferred, resulting in either an increase or decrease in the amount of the withdrawal or transfer. The Market Value Adjustment formula reflects the relationship between three components:


     (1) the MVA Interest Rate for the period coinciding with the Guaranteed Term of the GTO at investment;

     (2) the MVA Interest Rate for the number of years remaining in a Guaranteed Term when the surrender, transfer or other withdrawal from the GTO occurs; and

     (3)  the number of days remaining in the Guaranteed Term of the GTO.

         Generally, the Market Value Adjustment formula approximates the relationship between prevailing interest rates at the time of the GTO allocation, prevailing interest rates at the time of transfer or surrender and the amount of time remaining in a Guaranteed Term (see "The Market Value Adjustment").

         Contract owners having GTOs with Maturity Dates coinciding with the end of the calendar quarter will be notified of the impending expiration of the Guaranteed Term at least 15 days, and at most 30 days, prior to the end of each calendar quarter. Contract owners will then have the option of directing the withdrawal or transfer of any amount in the GTO during the Maturity Period, without any Market Value Adjustment. However, any transfers from the GTO during this period may be subject to a surrender charge, assessed by the variable contract and as further explained in the variable contract prospectus.

         If no direction is received by the thirtieth day following the Maturity Date, amounts in the GTO will be automatically transferred (with no Market Value Adjustment) to the available money market sub-account available in the variable contract. For the period commencing with the first day after the Maturity Date and ending on the thirtieth day following the Maturity Date, the GTO will be credited with the same Specified Interest Rate in effect before the Maturity Date (see "GTOs at Maturity").

         The minimum amount of any allocation to a GTO is $1,000.

         Under certain rare circumstances, when volatility in financial markets compromises the ability of Nationwide to process allocations to or from the GTOs in an orderly manner, Nationwide may temporarily suspend the right to make additional allocations to the GTOs and/or to effect transfers or withdrawals from the GTOs. Nationwide anticipates invoking this suspension only when acceptance of additional allocations or the processing of withdrawals or transfers from GTOs cannot be executed by Nationwide in a manner consistent with its obligations to contract owners with existing or prospective interests in one or more GTOs. Under no circumstances, however, will Nationwide limit a contract owner's right to make at least one allocation to a GTO, and one transfer or withdrawal from a GTO, in any calendar year. All contract owners will be promptly notified of Nationwide's determination to invoke any suspension in the right to make allocations to, or to effect withdrawals or transfers from, the GTOs.

         In addition, the variable contracts that offer GTOs may impose certain restrictions on the transferability of invested assets within the variable contract. The variable product prospectus should be consulted with regard to specific transfer limitation provisions.

THE SPECIFIED INTEREST RATE

         The Specified Interest Rate is the rate of interest guaranteed by Nationwide to be credited to amounts allocated to the GTOs for the Guaranteed Term, so long as no portion of the allocation is distributed for any reason prior to the Maturity Date. Different Specified Interest Rates may be established for the 5 available GTOs.

         Generally, Nationwide will declare new Specified Interest Rates monthly; however, depending on interest rate fluctuations, Nationwide may declare new Specified Interest Rates more or less frequently.


         Nationwide observes no specific method in establishing the Specified Interest Rates. However, Nationwide will attempt to declare Specified Interest Rates that are related to interest rates associated with fixed-income investments available at the time and having durations and cash flow attributes compatible with the Guaranteed Terms of the GTOs. In addition, the establishment of Specified Interest Rates may be influenced by other factors, including competitive considerations, administrative costs and general economic trends. Nationwide has no way of precisely predicting what Specified Interest Rates may be declared in the future, and there is no minimum Specified Interest Rate for any of the GTOs.


         Some Nationwide variable contracts offer Extra Value Options. Under these contracts, where the contract owner has elected an Extra Value Option, allocations made to the GTOs for the first 7-8 contract years, depending on the variable annuity contract, will be credited a guaranteed interest rate of 0.10-0.70% less than the guaranteed interest rate that applies to the GTOs if the Extra Value Option is not elected.


         Some Nationwide variable contracts offer a Beneficiary Protector option. Under these contracts, where the contract owner has elected the Beneficiary Protector option, allocations made to the GTOs will be credited a guaranteed interest rate of 0.35-0.40% less than the guaranteed interest rate that applies to the GTOs if the Beneficiary Protector option is not elected.


THE INVESTMENT PERIOD

         The Investment Period is the period of time during which a particular Specified Interest Rate is in effect for new allocations to the available GTOs. All allocations made to a GTO during an Investment Period are credited with the Specified Interest Rate in effect at the time of allocation. An Investment Period ends when a new Specified Interest Rate relative to the applicable GTO is declared. Subsequent declarations of new Specified Interest Rates have no effect on allocations made to GTOs during prior Investment Periods. Prior allocations to the GTO will be credited with the Specified Interest Rate in effect when the allocation was made.

         Interest at the Specified Interest Rate is credited to allocations made to GTOs on a daily basis, resulting in an annual effective yield guaranteed by Nationwide, unless amounts are withdrawn or transferred from the GTO for any reason prior to the Maturity Date. Interest at the Specified Interest Rate will be credited for the entire Guaranteed Term. If amounts are withdrawn or transferred from the GTO for any reason prior to the Maturity Date, a Market Value Adjustment will be applied to that amount.

         Information concerning the Specified Interest Rates in effect for the various GTOs can be obtained by calling the following toll free phone number:
1-800-848-6331.

GUARANTEED TERMS

         The Guaranteed Term is the period of time corresponding with the selected GTO for which the Specified Interest Rate is guaranteed to be in effect, so long as the amounts allocated remain in the GTO until the Maturity Date. A Guaranteed Term always expires on a Maturity Date which will be the last day of a calendar quarter. Consequently, a Guaranteed Term may last up to 3 months longer than the anniversary date of the allocation to the GTO.

         For example, if an allocation is made to a 10 year GTO on August 1, 1999, the Specified Interest Rate for that GTO will be credited until September 30, 2009; the Guaranteed Term will begin on August 1, 1999 and end on September 30, 2009.

         Guaranteed Terms will be exactly 1, 3, 5, 7 or 10 years only when an allocation to a GTO occurs on the last day of a calendar quarter.

GTOS AT MATURITY

         Nationwide will send notice to contract owners of impending Maturity Dates (always the last day of a calendar quarter) at least 15 days and at most 30 days prior to the end of a Guaranteed Term. The notice will include the projected value of the GTO on the Maturity Date, and will also specify options that contract owners have with respect to the maturing GTO.

         Once the GTO matures, contract owners may:

(1) surrender the GTO, in part or in whole, without a Market Value Adjustment during the Maturity Period; however, any surrender charges that may be applicable under the variable contract will be assessed;

(2) transfer (all or part) of the GTO, without a Market Value Adjustment, to any other investment option under the variable contract, including any of the underlying mutual fund sub-accounts, or another GTO of the same or different duration during the Maturity Period. A confirmation of any such transfer will be sent immediately after the transfer is processed; or

(3) elect not to transfer or surrender all or a portion of the GTO, in which case the GTO will be automatically transferred to the available money market sub-account of the contract at the end of the Maturity Period. A confirmation will be sent immediately after the automatic transfer is executed.

         The GTO will continue to be credited with the Specified Interest Rate in effect before the Maturity Date during the Maturity Period, and prior to any of the transactions set forth in (1), (2), or (3) above.

A SURRENDER, TRANSFER OR DISTRIBUTION BEFORE MATURITY

         GTOs that are surrendered, transferred or distributed for any reason prior to the Maturity Date for the GTO will be subject to a Market Value Adjustment.

         The Market Value Adjustment

         The Market Value Adjustment is determined by multiplying a Market Value Adjustment factor (arrived at by using the Market Value Adjustment formula) by the Specified Value, or the portion of the Specified Value being withdrawn. The Specified Value is the amount allocated to the GTO, plus interest accrued at the Specified Interest Rate, minus prior distributions. The Market Value Adjustment may either increase or decrease the amount of the distribution.

         The Market Value Adjustment is intended to approximate, without duplicating, Nationwide's experience when it liquidates assets in order to satisfy contractual obligations. Such obligations arise when contract owners make withdrawals or transfers, or when the operation of the variable contract requires a distribution, such as a death benefit. When liquidating assets, Nationwide may realize either a gain or a loss.

         MVA Interest Rates

         The Market Value Adjustment formula used to determine the Market Value Adjustment factor is based on either CMT rates, or interest rate swaps, depending on the variable contracts under which the GTO is offered. CMT rates and interest rate swaps are declared by the Federal Reserve Board on a regular basis. Nationwide either uses CMT rates or interest rate swaps in its Market Value Adjustment formula because they represent a readily available and consistently reliable interest rate benchmark in financial markets, which can be relied upon to reflect the relationship between Specified Interest Rates declared by Nationwide and the prospective interest rate fluctuations.

         CMT rates and interest rate swaps for 1, 3, 5, 7 and 10 years are published by the Federal Reserve Board on a regular basis. To the extent that the Market Value Adjustment formula shown below requires a rate associated with a maturity not published (such as a 4, 6, 8 or 9 year maturity), Nationwide will calculate such rates based on the relationship of the published rates. For example, if the published 3 year rate is 6% and the published 5 year rate is 6.50%, the 4 year rate will be calculated as 6.25%.

         The Market Value Adjustment Formula

         The Market Value Adjustment formula is used when a distribution is made from a GTO during the Guaranteed Term. The Market Value Adjustment is a calculation expressing the relationship between three factors:

     (1) the MVA Interest Rate for the period of time coinciding with the Guaranteed Term of the GTO;

     (2) the MVA Interest Rate for a period coinciding with the time remaining in the Guaranteed Term of a GTO when a distribution giving rise to a Market Value Adjustment occurs; and

     (3)  the number of days remaining in the Guaranteed Term of the GTO.

The formula for determining the Market Value Adjustment factor is:

                          t
               1 + a
         ------------------
           1 + b + .0025

         Where:

     a = the MVA Interest Rate for a period equal to the Guaranteed Term at the time of deposit in the GTO;

     b = the MVA Interest Rate at the time of distribution for a period of time equal to the time remaining in the Guaranteed Term. In determining the number of years to maturity, any partial year will be counted as a full year, unless it would cause the number of years to exceed the Guaranteed Term; and

     t    = the number of days until the Maturity Date, divided by 365.25.

         In the case of "a" above, the MVA Interest Rate used will either be the CMT rate or interest rate swap, depending on the variable contract. For variable contracts using CMT rates, "a" will be the CMT rate declared on Fridays by the Federal Reserve Board, and placed in effect by Nationwide for allocations made to the GTO on the following Wednesday through Tuesday. For variable contracts using interest rate swaps, "a" is the interest rate swap published by the Federal Reserve Board two days before the date the allocation to the GTO was made.

         In the case of "b" above, the MVA Interest Rate used will either be the CMT rate or interest rate swap, depending on the variable contract. For variable contracts using CMT rates, "b" will be the CMT rate declared on Fridays by the Federal Reserve Board, and placed in effect by Nationwide for withdrawals, transfers or other distributions giving rise to a Market Value Adjustment on the following Wednesday through Tuesday. For variable contracts using interest rate swaps, "b" is the interest rate swap published by the Federal Reserve Board two days before the date of withdrawal, transfer or other distribution giving rise to a Market Value Adjustment.

         The Market Value Adjustment factor will be equal to 1 during the Investment Period.


         The Market Value Adjustment formula shown above also accounts for some of the administrative and processing expenses incurred when fixed-interest investments are liquidated. This is represented by the addition of .0025 in the Market Value Adjustment formula.


         The result of the Market Value Adjustment formula shown above is the Market Value Adjustment factor. The Market Value Adjustment factor is multiplied by the Specified Value, or that portion of the Specified Value being distributed from a GTO, in order to effect a Market Value Adjustment. The Market Value Adjustment factor will either be greater than, less than, or equal to 1 and will be multiplied by the Specified Value (or a portion of the Specified Value) being withdrawn from the GTO for any reason. If the Market Value Adjustment factor is greater than 1, a gain will be realized by the contract owner; if the Market Value Adjustment factor is less than 1, a loss will be realized. If the Market Value Adjustment factor is exactly 1, no gain or loss will be realized.

         If the Federal Reserve Board halts publication of CMT rates or interest rate swaps, or if, for any other reason, they are not available, Nationwide will use appropriate rates based on U.S. Treasury Bond yields.

         Examples of how to calculate Market Value Adjustments based on CMT rates are provided in the Appendix.

CONTRACT CHARGES

         The variable contracts under which GTOs are made available have various fees and charges, some of which may be assessed against allocations made to GTOs. The variable contract prospectus fully describes the fees and charges. Please refer to the variable contract prospectus for complete details.

         Surrender charges, if applicable, will be assessed against full or partial surrenders from the GTOs. If a surrender occurs prior to the Maturity Date for a particular GTO, the amount surrendered is subject to a Market Value Adjustment in addition to any surrender charge assessed pursuant to the terms of the variable contract.


         Mortality and expense risk charges and administrative charges that may be assessed under variable contracts are not assessed against any allocation to a GTO. Such charges apply only to the portion of a variable contract's cash value that is allocated to the underlying mutual fund options available in that variable contract.

GTOS AT ANNUITIZATION

         GTOs are not available as investment options for variable annuity contracts that are annuitized. If a variable annuity contract is annuitized while a GTO is in effect, and prior to the Maturity Date of the GTO, a Market Value Adjustment will apply to amounts transferred to other investment options under the variable annuity contract that may be used during annuitization.

                        NATIONWIDE LIFE INSURANCE COMPANY

         Nationwide is a stock life insurance company organized under Ohio law in March, 1929, with its home office at One Nationwide Plaza, Columbus, Ohio 43215. Nationwide is a provider of life insurance, annuities and retirement products. It is admitted to do business in all states, the District of Columbia and Puerto Rico.
                                   INVESTMENTS

         Nationwide intends to invest amounts allocated to GTOs in high quality, fixed interest investments (investment grade bonds, mortgages, and collateralized mortgage obligations) in the same manner as Nationwide invests its general account assets. Nationwide takes into account the various maturity durations of the GTOs (1, 3, 5, 7 and 10 years) and anticipated cash-flow requirements when making investments. Nationwide is not obligated to invest GTO allocations in accordance with any particular investment objective, but will generally adhere to Nationwide's overall investment philosophy. The Specified Interest Rates declared by Nationwide for the various GTOs will not necessarily correspond to the performance of the nonunitized separate account.

             CONTRACTS AND THE DISTRIBUTION (MARKETING) OF THE GTOS


         The GTOs are available only as investment options under certain variable contracts issued by Nationwide. The appropriate variable contract prospectus and, if applicable, the Statement of Additional Information should be consulted for information regarding the distribution of the variable contracts.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


         The latest Annual Report on Form 10-K (for the period ended December 31, 2003), for Nationwide has been filed with the Commission. This report is incorporated by reference, and copies must accompany this Prospectus. It contains additional information about Nationwide, including financial statements. The financial statements of the Annual Report are audited. Nationwide filed its Form 10-K on March 11, 2004, via EDGAR. File No. 002-64559.


         If requested, Nationwide will furnish, without charge, a copy of any and all of the documents incorporated by reference, other than exhibits to those documents (unless such exhibits are specifically incorporated by reference in those documents).

                                  LEGAL OPINION

         Legal matters in connection with federal laws and regulations affecting the issue and sale of the GTOs described in this Prospectus and the organization of Nationwide, its authority to issue GTOs under Ohio law, and the validity of the endorsement to the variable annuity contracts under Ohio law have been passed on by Nationwide's Office of General Counsel.

                                     EXPERTS


         The consolidated financial statements and schedules of Nationwide Life Insurance Company and subsidiaries as of December 31, 2003 and 2002, and for the years ended December 31, 2003, 2002, and 2001 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing. The report of KPMG LLP covering the December 31, 2001 financial statements of Nationwide Life Insurance Company and subsidiaries refers to a change to the method of accounting for derivative instruments and hedging activities, and for purchased or retained interests in securitized financial assets.



              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Nationwide pursuant to the foregoing provisions, or otherwise, Nationwide has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Nationwide will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                       A-1
                                    APPENDIX

Example A

Assume that a variable annuity contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Term Option. The Specified Interest Rate at the time is 8.5% and the 5-year Constant Maturity Treasury Rate in effect is 8%. The variable annuity contract owner decides to surrender the GTO 985 days from maturity. The Specified Value of the GTO is $12,067.96. At this time, the 3-year Constant Maturity Treasury Rate is 7%. (985/365.25 is 2.69, which rounds up to 3, so the 3-year CMT Rate is Used.)


                                                           D
                                                     ---------------
                               1 + A                     365.25
                      -------------------------
  MVA FACTOR =             1 + B + 0.0025


                                                           985
                                                      --------------
                              1 + 0.08                   365.25
                       ------------------------
  MVA FACTOR =            1 + 0.07 + 0.0025


                              MVA FACTOR = 1.01897


     SURRENDER VALUE =      SPECIFIED VALUE   .........X             MVA FACTOR

     SURRENDER VALUE =      $12,067.96        .........X             1.01897

                          *SURRENDER VALUE = $12,296.89

*Assumes no variable annuity contract contingent deferred sales charges are applicable.

Specified Value (for purposes of the Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).

a = The Constant Maturity Treasury Rate declared by the Federal Reserve Board on Friday, and placed in effect by Nationwide for allocations made to the GTO on the following Wednesday through Tuesday.

b = The Constant Maturity Treasury Rate declared by the Federal Reserve Board on Friday, and placed in effect by Nationwide for withdrawals, transfers or other distributions giving rise to a Market Value Adjustment on the following Wednesday through Tuesday.

d    = The number of days remaining in the Guaranteed Term.

Example B

Assume that a variable annuity contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Term Option. The Specified Interest Rate at the time is 8.5% and the 5-year Constant Maturity Treasury Rate in effect is 8%. The variable annuity contract owner decides to surrender his money 985 days from maturity. The Specified Value of the GTO is $12,067.96. At this time, the 3-year Constant Maturity Treasury Rate is 9%. (985/365.25 is, 2.69 which rounds up to 3, so the 3-year CMT Rate is used.)


                                                                   D
                                                            ----------------
                                                            ----------------
                                         1 + A                  365.25
                                ------------------------
MVA FACTOR =                        1 + B + 0.0025


                                                                  985
                                                             ---------------
                                                             ---------------
                                       1 + 0.08                  365.25
                                ------------------------
MVA FACTOR =                       1 + 0.09 + 0.0025


                              MVA FACTOR = 0.96944


     SURRENDER VALUE =      SPECIFIED VALUE   .........X              MVA FACTOR

     SURRENDER VALUE =      $12,067.96        .........X               0.96944

                          *SURRENDER VALUE = $11,699.17

*Assumes no variable annuity contract contingent deferred sales charges are applicable.

Specified Value (for purposes of the Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).

a = The Constant Maturity Treasury Rate declared by the Federal Reserve Board on Friday, and placed in effect by Nationwide for allocations made to the GTO on the following Wednesday through Tuesday.

b = The Constant Maturity Treasury Rate declared by the Federal Reserve Board on Friday, and placed in effect by Nationwide for withdrawals, transfers or other distributions giving rise to a Market Value Adjustment on the following Wednesday through Tuesday.

d    = The number of days remaining in the Guaranteed Term.

Example C

Assume that a variable annuity contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Term Option. The Specified Interest Rate at the time is 8.5% and the 5-year interest rate swap in effect is 8%. The variable annuity contract owner decides to surrender the GTO 985 days from maturity. The Specified Value of the GTO is $12,067.96. At this time, the 3-year interest rate swap is 7%. (985/365.25 is 2.69, which rounds up to 3, so the 3-year interest rate swap is used.)


                                                                 D
                                                           --------------
                                     1 + A                    365.25
                            ------------------------
       MVA FACTOR =             1 + B + 0.0025


                                                                985
                                                           --------------
                                   1 + 0.08                   365.25
                            ------------------------
       MVA FACTOR =            1 + 0.07 + 0.0025


                              MVA FACTOR = 1.01897


     SURRENDER VALUE =        SPECIFIED VALUE .........X             MVA FACTOR

     SURRENDER VALUE =          $12,067.96 .........X                1.01897

                         *SURRENDER VALUE = $ 12,296.89

*Assumes no variable annuity contract contingent deferred sales charges are applicable.

Specified Value (for purposes of the Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).

a = The interest rate swap published by the Federal Reserve Board two days before the date the allocation to the GTO was made. If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.

b = The interest rate swap published by the Federal Reserve Board two days before the date of withdrawal, transfer or other distribution giving rise to a Market Value Adjustment. If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.

d    = The number of days remaining in the Guaranteed Term.

Example D

Assume that a variable annuity contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Term Option. The Specified Interest Rate at the time is 8.5% and the 5-year interest rate swap in effect is 8%. The variable annuity contract owner decides to surrender the GTO 985 days from maturity. The Specified Value of the GTO is $12,067.96. At this time, the 3-year interest rate swap is 9%. (985/365.25 is 2.69, which rounds up to 3, so the 3-year interest rate swap is used.)


                                                                    D
                                                              ---------------
                                      1 + A                       365.25
                           ----------------------------
MVA FACTOR =                     1 + B + 0.0025


                                                                   985
                                                              ---------------
                                    1 + 0.08                      365.25
                           ----------------------------
MVA FACTOR =                    1 + 0.09 + 0.0025


                              MVA FACTOR = 0.96944


     SURRENDER VALUE =        SPECIFIED VALUE X........              MVA FACTOR

     SURRENDER VALUE =          $12,067.96 .........X                 0.96944

                          *SURRENDER VALUE = $11,699.17

*Assumes no variable annuity contract contingent deferred sales charges are applicable.

Specified Value (for purposes of the Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).

a = The interest rate swap published by the Federal Reserve Board two days before the date the allocation to the GTO was made. If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.

b = The interest rate swap published by the Federal Reserve Board two days before the date of the withdrawal, transfer or other distribution giving rise to a Market Value Adjustment. If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.

d    = The number of days remaining in the Guaranteed Term.

The table set forth below illustrates the impact of a Market Value Adjustment applied upon a full surrender of a 10-year GTO allocation, at various stages of the corresponding Guaranteed Term. These figures assume a $10,000 allocation to the 10-year GTO on the last day of a calendar quarter. These figures assume a Specified Interest Rate of 8.5% on the date the allocation to the GTO was made. These figures are based on a 10-year CMT Rate of 8% in effect on the date the allocation to the GTO was made (a in the Market Value Adjustment Formula) and varying current yield CMT Rates shown in the first column (b in the Market Value Adjustment Formula).

--------------------------------------------------------------------------------------------------
                     TIME REMAINING TO THE
                     END OF THE GUARANTEED    SPECIFIED VALUE    MARKET VALUE         MARKET
  CURRENT YIELD              TERM                                 ADJUSTMENT          VALUE
--------------------------------------------------------------------------------------------------
      12.00%                9 Years                $10,850           -29.35%            $7,665
--------------------------------------------------------------------------------------------------
                            7 Years                $12,776          -23.68%             $9,751
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                            5 Years                $15,040          -17.56%            $12,399
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                            2 Years                $19,215          -7.43%             $17,786
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                           180 Days                $21,733          -1.88%             $21,323
--------------------------------------------------------------------------------------------------
      10.00%                9 Years                $10,850          -16.94%             $9,012
--------------------------------------------------------------------------------------------------
                            7 Years                $12,776          -13.44%            $11,059
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                            5 Years                $15,040          -9.80%             $13,566
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                            2 Years                $19,215          -4.04%             $18,438
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                           180 Days                $21,733          -1.01%             $21,513
--------------------------------------------------------------------------------------------------
      9.00%                 9 Years                $10,850          -9.84%              $9,782
--------------------------------------------------------------------------------------------------
                            7 Years                $12,776          -7.74%             $11,787
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                            5 Years                $15,040          -5.59%             $14,199
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                            2 Years                $19,215          -2.28%             $18,777
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                           180 Days                $21,733          -0.57%             $21,610
--------------------------------------------------------------------------------------------------
      8.00%                 9 Years                $10,850          -2.06%             $10,627
--------------------------------------------------------------------------------------------------
                            7 Years                $12,776          -1.61%             $12,571
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                            5 Years                $15,040          -1.15%             $14,867
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                            2 Years                $19,215          -0.46%             $19,126
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                           180 Days                $21,733          -0.11%             $21,708
--------------------------------------------------------------------------------------------------
      7.00%                 9 Years                $10,850           6.47%             $11,552
--------------------------------------------------------------------------------------------------
                            7 Years                $12,776           5.00%             $13,414
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                            5 Years                $15,040           3.55%             $15,573
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                            2 Years                $19,215           1.40%             $19,484
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                           180 Days                $21,733           0.34%             $21,808
--------------------------------------------------------------------------------------------------
      6.00%                 9 Years                $10,850          15.84%             $12,569
--------------------------------------------------------------------------------------------------
                            7 Years                $12,776          12.11%             $14,324
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                            5 Years                $15,040           8.51%             $16,321
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                            2 Years                $19,215           3.32%             $19,853
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                           180 Days                $21,733           0.81%             $21,909
--------------------------------------------------------------------------------------------------
      4.00%                 9 Years                $10,850          37.45%             $14,914
--------------------------------------------------------------------------------------------------
                            7 Years                $12,776          28.07%             $16,362
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                            5 Years                $15,040          19.33%             $17,948
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                            2 Years                $19,215           7.32%             $20,623
--------------------------------------------------------------------------------------------------
                           180 Days                $21,733           1.76%             $22,115
--------------------------------------------------------------------------------------------------

                                     PART II

                    INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

              Not Applicable

Item 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS
              Ohio's General Corporation Law expressly authorizes and Nationwide's Amended and Restated Code of Regulations provides for indemnification by Nationwide of any person who, because such person is or was a director, officer or employee of Nationwide was or is a party; or is threatened to be made a party to:

               o any threatened, pending or completed civil action, suit or proceeding;

               o any threatened, pending or completed criminal action, suit or proceeding;

               o any threatened, pending or completed administrative action or proceeding;

               o any threatened, pending or completed investigative action or proceeding; ,

              The indemnification will be for actual and reasonable expenses, including attorney's fees, judgments, fines and amounts paid in settlement by such person in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by the Ohio's General Corporation Law.

              Nationwide has been informed that in the opinion of the Securities and Exchange Commission the indemnification of directors, officers or persons controlling Nationwide for liabilities arising under the Securities Act of 1933 ("Act") is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act. Nationwide and the directors, officers and/or controlling persons will be governed by the final adjudication of such issue. Nationwide will not be required to seek the court's determination if, in the opinion of Nationwide's counsel, the matter has been settled by controlling precedent. However, the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is permitted.

Item 16.      EXHIBITS AND FINANCIAL SCHEDULES


(a)      Exhibits          Description

              1          Not Applicable.

              2          None.

              4          Annuity Endorsement to Contracts (previously filed as
                         Exhibit 4 to Form S-1, Commission File Number 33-58997, filed on May 2, 1995 and incorporated herein by reference).

              5          Opinion Regarding Legality (including Consent).

              8          None.

             10          None.

             11          None.

             12          None.

             13          None.

             15          None.

             16          None.

            23(i)        Consent of KPMG LLP.

           23(ii)        Consent of Counsel (see Exhibit 5).

             24          Power of Attorney.

             25          None.

             26          None.

Item 17.      UNDERTAKINGS

              (a) The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
                                 respect to the plan of distribution not
                                 previously disclosed in the registration statement or any material change to such information in the registration statement;

                    (2) That, for the purpose of determining of any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

                    (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                    (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to securities holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
                           Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.


                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 20th of April, 2004.


                    NATIONWIDE LIFE INSURANCE COMPANY
      ---------------------------------------------------------------
                             (Registrant)



      By:              /s/ MICHAEL R. MOSER

      ---------------------------------------------------------------

                        Michael R. Moser, Esq.



Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                    TITLE

/s/ W. G. JURGENSEN                          DIRECTOR AND CHIEF EXECUTIVE OFFICER
--------------------------------------------
--------------------------------------------
W. G. Jurgensen
/s/ JOSEPH J. GASPER                         DIRECTOR AND PRESIDENT AND
--------------------------------------------
--------------------------------------------
Joseph J. Gasper                             CHIEF OPERATING OFFICER
/s/ Joseph A. Alutto                         DIRECTOR
--------------------------------------------
--------------------------------------------
Joseph A. Alutto
/s/ James G. Brocksmith, Jr.                 DIRECTOR
--------------------------------------------
--------------------------------------------
James G. Brocksmith, Jr.
/s/ Henry S. Holloway                        DIRECTOR
--------------------------------------------
--------------------------------------------
Henry S. Holloway
/s/ Lydia M. Marshall                        DIRECTOR
--------------------------------------------
--------------------------------------------
Lydia M. Marshall
/s/ Donald L. McWhorter                      DIRECTOR
--------------------------------------------
--------------------------------------------
Donald L. McWhorter

/s/ David O. Miller                          DIRECTOR                                  /s/ MICHAEL R. MOSER

--------------------------------------------                                           --------------------------------------
--------------------------------------------                                           --------------------------------------

David O. Miller                                                                        Michael R. Moser, Esq
/s/ James F. Patterson                       DIRECTOR                                  Attorney-in-Fact

--------------------------------------------
--------------------------------------------
James F. Patterson
/s/ Gerald D. Prothro                        DIRECTOR
--------------------------------------------
--------------------------------------------
Gerald D. Prothro
/s/ Arden L. Shisler                         DIRECTOR
--------------------------------------------
--------------------------------------------
Arden L. Shisler
/s/ Alex Shumate                             DIRECTOR
--------------------------------------------
--------------------------------------------
Alex Shumate
--------------------------------------------
--------------------------------------------

/s/ MARTHA MILLER DE LOMBERA                 DIRECTOR

--------------------------------------------
--------------------------------------------

Martha Miller de Lombera
